                                                                 EXHIBIT 99.2



OLD KENT FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
YEARS IN THE PERIOD ENDED DECEMBER 31, 2000

TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

                    Report of Independent Public Accountants

To the Board of Directors
of Old Kent Financial Corporation:

We have audited the accompanying consolidated balance sheets of Old Kent Financial Corporation (a Michigan corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Kent Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP


Chicago, Illinois,
    January 17, 2001

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31,           DECEMBER 31,
                                                                                           2000                   1999
                                                                                       ------------           ------------
                                                                                             (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from banks                                                                $    721,809           $    679,155
Federal funds sold and resale agreements                                                     10,633                 30,261
                                                                                       ------------           ------------
Total cash and cash equivalents                                                             732,442                709,416
Interest-earning deposits                                                                    23,878                  2,167
Mortgages held-for-sale                                                                   1,101,732                901,130
Securities available-for-sale:
     Collateralized mortgage obligations and other mortgage-backed securities             2,465,363              2,039,160
     Other securities                                                                       961,850              1,198,669
                                                                                       ------------           ------------
Total securities available-for-sale (amortized cost
       of $3,424,082 and $3,335,192, respectively)                                        3,427,213              3,237,829
Securities held-to-maturity:
     Collateralized mortgage obligations and other mortgage-backed securities                61,408                 92,335
     Other securities                                                                       464,165                516,929
                                                                                       ------------           ------------
Total securities held-to-maturity (market values of
       $530,285 and $590,369, respectively)                                                 525,573                609,264
Loans                                                                                    16,605,692             13,901,663
Allowance for credit losses                                                                (225,845)              (206,279)
                                                                                       ------------           ------------
Net loans                                                                                16,379,847             13,695,384
                                                                                       ------------           ------------
Premises and equipment, net                                                                 282,397                288,565
Other assets                                                                              1,369,207              1,156,532
                                                                                       ------------           ------------
Total Assets                                                                           $ 23,842,289           $ 20,600,287
                                                                                       ============           ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Deposits:
     Non-interest-bearing                                                              $  2,447,319           $  2,329,884
     Interest-bearing                                                                    14,837,045             13,332,300
     Foreign deposits--interest-bearing                                                     126,297                110,061
                                                                                       ------------           ------------
          Total deposits                                                                 17,410,661             15,772,245
Other borrowed funds                                                                      3,840,006              2,824,034
Other liabilities                                                                           370,689                318,244
Long-term debt                                                                              449,790                200,000
                                                                                       ------------           ------------
Total Liabilities                                                                        22,071,146             19,114,523
                                                                                       ------------           ------------
Shareholders' Equity:
Preferred stock: 25,000,000 shares authorized
     Series D convertible, $1,000 stated value, 8.00%,
        7,250 shares authorized, issued and outstanding                                       7,250                  7,250
     Series E perpetual, $1,000 stated value, 8.00%,
        2,000 shares authorized, issued and outstanding                                       2,000                  2,000
Common stock, $1 par value: 300,000,000 shares authorized; 139,736,000 and
     131,367,000 shares issued and outstanding, respectively                                139,736                131,367
Capital surplus                                                                             636,050                418,367
Retained earnings                                                                           984,072              1,004,125
Accumulated other comprehensive income/(loss)                                                 2,035                (77,345)
                                                                                       ------------           ------------
Total Shareholders' Equity                                                                1,771,143              1,485,764
                                                                                       ------------           ------------
Total Liabilities and Shareholders' Equity                                             $ 23,842,289           $ 20,600,287
                                                                                       ============           ============

       The accompanying notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF INCOME


                                                                                YEAR ENDED DECEMBER 31
                                                               -------------------------------------------------------------
                                                                   2000                    1999                     1998
                                                               -------------           -------------           -------------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans                                $   1,362,443           $   1,068,564           $   1,027,521
     Interest on mortgages held-for-sale                              84,221                 115,135                 121,023
     Interest on securities (taxable)                                198,783                 232,339                 278,372
     Interest on securities (non-taxable)                             36,076                  38,493                  32,684
     Interest on investments                                           2,478                   6,832                   6,630
                                                               -------------           -------------           -------------
     Total interest income                                         1,684,001               1,461,363               1,466,230
                                                               -------------           -------------           -------------
INTEREST EXPENSE:
     Interest on deposits                                            676,231                 546,522                 576,743
     Interest on other borrowed funds                                199,593                 128,571                 135,803
     Interest on long-term obligations                                23,971                  13,152                  13,481
                                                               -------------           -------------           -------------
     Total interest expense                                          899,795                 688,245                 726,027
                                                               -------------           -------------           -------------
NET INTEREST INCOME                                                  784,206                 773,118                 740,203
PROVISION FOR CREDIT LOSSES                                           48,624                  35,388                  52,930
                                                               -------------           -------------           -------------
NET INTEREST INCOME AFTER PROVISION FOR
   CREDIT LOSSES                                                     735,582                 737,730                 687,273
                                                               -------------           -------------           -------------
OTHER INCOME:
     Mortgage banking revenue (net)                                  176,399                 192,296                 152,378
     Investment management & trust revenues                           86,846                  80,642                  72,366
     Deposit account revenue                                          81,449                  78,153                  74,401
     Transaction processing revenue                                   24,010                  22,891                  20,832
     Insurance sales commissions                                      23,813                  24,139                  21,216
     Securities (losses)/gains                                        (8,524)                  7,863                  37,192
     Other                                                            61,375                  50,746                  35,235
                                                               -------------           -------------           -------------
     Total other income                                              445,368                 456,730                 413,620
                                                               -------------           -------------           -------------
OTHER EXPENSES:
     Salaries and employee benefits                                  377,917                 381,224                 361,551
     Occupancy                                                        60,274                  58,064                  53,505
     Equipment                                                        50,110                  49,281                  45,948
     Professional services                                            48,170                  48,941                  32,560
     Telephone and telecommunication                                  26,823                  25,426                  20,863
     Postage and courier charges                                      18,195                  19,063                  18,559
     Merger charges                                                   42,000                  26,000                  24,993
     Other                                                           152,326                 157,880                 145,624
                                                               -------------           -------------           -------------
     Total other expenses                                            775,815                 765,879                 703,603
                                                               -------------           -------------           -------------
INCOME BEFORE INCOME TAXES                                           405,135                 428,581                 397,290
     Income taxes                                                    126,787                 149,463                 136,152
                                                               -------------           -------------           -------------
NET INCOME                                                           278,348                 279,118                 261,138
     Dividends on preferred stock                                       (740)                   (740)                   (740)
                                                               -------------           -------------           -------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                    $     277,608           $     278,378           $     260,398
                                                               =============           =============           =============

     Average number of common shares used to compute:
        Basic earnings per share                                 137,621,000             139,003,000             143,962,000
        Diluted earnings per share                               139,182,000             140,594,000             145,888,000
     Basic earnings per common share                                   $2.02                   $2.00                   $1.81
     Diluted earnings per common share                                 $2.00                   $1.98                   $1.79

       The accompanying notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                            YEAR ENDED DECEMBER 31,
                                                                            -------------------------------------------------------
                                                                               2000                  1999                  1998
                                                                            -----------          ------------          ------------
                                                                                             (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $   278,348          $    279,118          $    261,138
   Adjustments to reconcile net income
    to net cash provided by (used for) operating activities:
     Provision for credit losses                                                 48,624                35,388                52,930
     Depreciation, amortization and accretion                                    68,025                67,773                68,615
     Net gains on sales of assets                                              (123,641)             (182,236)             (209,457)
     Net change in trading account securities                                        --               349,411              (347,910)
     Originations and acquisitions of mortgages held-for-sale                (9,269,992)          (12,228,588)          (13,693,103)
     Proceeds from sales and prepayments of mortgages held-for-sale           9,048,301            13,540,066            12,673,555
     Net change in other assets                                                 (85,403)              (13,029)              120,262
     Net change in other liabilities                                             33,002                64,067                (8,985)
                                                                            -----------          ------------          ------------
   Net cash provided by (used for) operating activities                          (2,736)            1,911,970            (1,082,955)
                                                                            -----------          ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities and prepayments of securities                       610,708             1,010,726               586,182
    available-for-sale
   Proceeds from sales of securities available-for-sale                         641,163             1,063,992             1,406,923
   Purchases of securities available-for-sale                                (1,312,012)           (1,413,839)           (2,661,512)
   Proceeds from maturities and prepayments of securities
    held-to-maturity                                                             86,786               294,042             1,105,076
   Purchases of securities held-to-maturity                                      (2,342)              (97,698)             (307,954)
   Net change in interest-earning deposits                                      (17,228)                7,845                16,335
   Proceeds from sale of loans                                                  183,173                 9,482               207,849
   Net change in loans                                                         (912,462)           (1,330,339)                5,420
   Acquisition of loans through flow arrangements                            (1,658,560)             (822,329)              (39,269)
   Purchases of leasehold improvements, premises and equipment, net             (31,112)              (24,854)              (39,158)
   Acquisition of business units (net of cash acquired)                           1,863                    --                    --
                                                                            -----------          ------------          ------------
   Net cash provided by (used for) investing activities                      (2,410,023)           (1,302,972)              279,892
                                                                            -----------          ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in time deposits                                                    1,176,977              (685,944)              (64,524)
   Change in demand and savings deposits                                        135,015               (60,054)            1,263,327
   Change in other borrowed funds                                               994,987               275,579               (49,061)
   Proceeds from issuance of subordinated bank notes                            249,774                    --                    --
   Repurchases of common stock                                                  (60,517)             (178,692)             (257,519)
   Proceeds from common stock issuances                                          58,340                26,290                20,218
   Dividends paid to shareholders                                              (118,791)             (108,769)             (106,328)
                                                                            -----------          ------------          ------------
   Net cash provided by (used for) financing activities                       2,435,785              (731,590)              806,113
                                                                            -----------          ------------          ------------

   Net change in cash and cash equivalents                                       23,026              (122,592)                3,050
   Cash and cash equivalents at beginning of year                               709,416               832,008               828,958
                                                                            -----------          ------------          ------------
   Cash and cash equivalents at December 31                                 $   732,442          $    709,416          $    832,008
                                                                            ===========          ============          ============

   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Interest paid on deposits, other borrowed funds and
       subordinated debt                                                    $   871,522          $    685,620          $    742,726
     Federal income taxes paid                                                  144,704                99,904               112,093
   Significant non-cash transactions:
     Stock dividend issued                                                      178,580               222,020               184,748
     Stock issued to acquire businesses                                          39,054                    --                    --

       The accompanying notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                        ACCUMULATED
                                                                                                           OTHER          TOTAL
                                             COMPREHENSIVE PREFERRED  COMMON     CAPITAL     RETAINED   COMPREHENSIVE  SHAREHOLDERS'
                                                INCOME       STOCK     STOCK     SURPLUS     EARNINGS   INCOME/(LOSS)     EQUITY
                                                ------       ------   -------    -------     --------   -------------     ------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BALANCE AT JANUARY 1, 1998 AS PREVIOUSLY
 REPORTED                                                    $   --   $118,880   $ 294,896   $  976,661    $  18,151    $1,408,588
Adjustment to record merger of Merchants
  Bancorp, Inc. and Grand Premier
  Financial, Inc. on a
  pooling-of-interest basis                                   9,250     13,592      86,421      112,319       15,913       237,495
                                                             ------   --------   ---------   ----------    ---------    ----------
Restated balance at January 1, 1998                           9,250    132,472     381,317    1,088,980       34,064     1,646,083
                                                             ------   --------   ---------   ----------    ---------    ----------
Net income for the year                        $ 261,138                                        261,138                    261,138
Unrealized gains on securities, net of
 $3,000 in taxes                                   7,031                                                       7,031         7,031
                                               ---------
  Total comprehensive income                   $ 268,169
                                               =========
Cash dividends:
  $0.655 per common share                                                                      (105,588)                  (105,588)
  $80.00 per preferred share                                                                       (740)                      (740)
Common stock issued in payment of stock
  dividend - 8,181,000 shares (cash in
  lieu of fractionals--$221,000)                                         8,181     176,346     (184,748)                      (221)
Common stock repurchased for dividend
  reinvestment plan, employee stock plans,
  acquisitions, stock dividends and other
  purposes--13,499,000 shares                                          (13,499)   (242,797)      (1,223)                  (257,519)
Common stock issued under dividend
  reinvestment plan, employee stock plans,
  and other--1,383,000 shares                                            1,383      21,849         (703)                    22,529
Tax benefit relating to employee
  stock plans                                                                        3,612                                   3,612
                                                             ------   --------   ---------   ----------    ---------    ----------
BALANCE AT DECEMBER 31, 1998                                  9,250    128,537     340,327    1,057,116       41,095     1,576,325
                                                             ------   --------   ---------   ----------    ---------    ----------
Net income for the year                        $ 279,118                                        279,118                    279,118
Unrealized losses on securities, net of
  $43,400 tax benefit                           (118,440)                                                   (118,440)     (118,440)
                                               ---------
Total comprehensive income                     $ 160,678
                                               =========
Cash dividends:
  $0.762 per common share                                                                      (108,029)                  (108,029)
  $80.00 per preferred share                                                                       (740)                      (740)
Common stock issued in payment of stock
  dividend - 5,626,000 shares
  (cash in lieu of fractionals--$154,000)                                5,626     216,240     (222,020)                      (154)
Common stock repurchased for dividend
  reinvestment plan, employee stock plans,
  acquisitions, stock dividends and
  other purposes--4,203,000 shares                                      (4,203)   (173,055)      (1,434)                  (178,692)
Common stock issued under dividend
  reinvestment plan, employee stock plans,
  and other--1,407,000 shares                                            1,407      31,953          114                     33,474
Tax benefit relating to employee stock plans                                         2,902                                   2,902
                                                             ------   --------   ---------   ----------    ---------    ----------
BALANCE AT DECEMBER 31, 1999                                  9,250    131,367     418,367    1,004,125      (77,345)    1,485,764
                                                             ------   --------   ---------   ----------    ---------    ----------
Net income for the year                        $ 278,348                                        278,348                    278,348
Unrealized gains on securities, net of
  $21,400 in taxes                                79,380                                                      79,380        79,380
                                               ---------
     Total comprehensive income                $ 357,728
                                               =========
Cash dividends:                                                                                (118,051)                  (118,051)
  $0.880 per common share                                                                          (740)                      (740)
  $80.00 per preferred share
Common stock issued in payment of stock
  dividend - 6,526,000 shares
  (cash in lieu of fractionals--$121,000)                                6,526     171,933     (178,580)                      (121)
Common stock issued for Home Bancorp
  acquisition - 1,377,000 shares                                         1,377      38,707       (1,030)                    39,054
Common stock repurchased for dividend
  reinvestment plan, employee stock
  plans, acquisitions, stock dividends
  and other purposes--1,926,000 shares                                  (1,926)    (58,591)                                (60,517)
Common stock issued under dividend
  reinvestment plan, employee stock plans,
  and other--2,392,000 shares                                            2,392      57,743                                  60,135

Tax benefit relating to employee stock plans                                         7,891                                   7,891
                                                             ------   --------   ---------   ----------    ---------    ----------
BALANCE AT DECEMBER 31, 2000                                 $9,250   $139,736   $ 636,050   $  984,072    $   2,035    $1,771,143
                                                             ======   ========   =========   ==========    =========    ==========


The accompanying notes to consolidated financial statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Consolidated Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles and reporting practices prescribed for the banking industry. A description of significant accounting policies follows:

Basis of Presentation

The Consolidated Financial Statements for the Corporation include the accounts of Old Kent Financial Corporation ("Parent Company") and its wholly owned subsidiaries (collectively, "Old Kent" or the "Corporation"). Significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations

The Corporation operates two commercial banks with 202 full service offices throughout Michigan, 81 such offices in the metropolitan markets in and around Chicago, Illinois, and 12 such offices in Indiana. It also operates a mortgage banking company with 126 offices located in 30 states. Other business activities include investment management and trust services, as well as brokerage and insurance services. Old Kent's revenue is mainly derived by providing financial services to commercial and retail customers located within those markets. The financial services provided primarily consist of the extension of credit and acceptance of deposits.

Use of Estimates

Conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Trading Account Securities

Trading account securities are carried at market value. Gains and losses on trading activities are included in other income in the Consolidated Statement of Income.

Securities Available-for-Sale

Securities available-for-sale include those securities which might be sold as part of Old Kent's management of interest rate risk, in response to changes in interest rates, prepayment or credit risk or due to a desire to increase capital or liquidity. While Old Kent has no current intention to sell these securities, they may not be held for long-term investment. These assets are carried on the balance sheet at their estimated fair values, with corresponding (after-tax) valuation adjustments included as a component of shareholders' equity. Gains and losses realized on sales of such securities are determined using the specific identification method and are included in other income in the Consolidated Statement of Income.

Premiums and discounts on securities available-for-sale, as well as securities held-to-maturity, are amortized over the estimated lives of the related securities. These amortization and adjustments stemming from changes in estimated lives, are included in interest income in the accompanying Consolidated Statement of Income.

Securities Held-to-Maturity

Securities held-to-maturity are stated at amortized cost. Designation as such a security is made at the time of acquisition and is based on intent and ability to hold the security to maturity.

Mortgage Banking Activities

The Corporation sells residential mortgage loans to investors on both a servicing released and servicing retained basis. Gains on sales of mortgages are recorded to the extent proceeds exceed the carrying value of the loans. Mortgage loans held-for-sale are carried at the lower of cost or market, which is determined under the aggregate method. In determining the lower of cost or market, the gains and losses associated with the corresponding financial instruments used to hedge against increases in interest rates are considered.

The fair value of the Corporation's mortgage servicing rights is determined based on quoted market prices for comparable transactions, if available, or a valuation model that calculates the present value of expected future cash flows. Mortgage servicing rights are amortized ratably in relation to the associated servicing revenue over the estimated lives of the serviced loans. The Corporation evaluates and measures impairment of its capitalized servicing rights using stratifications based on the risk characteristics of the underlying loans. Management has determined those risk characteristics to include loan type and interest rate. Impairment, when present, is recognized through a valuation allowance.

Loans

Loans are generally stated at their principal amount outstanding, net of unearned income. Loan performance is reviewed regularly by loan review personnel, loan officers and senior management. A loan is placed on nonaccrual status and evaluated for impairment when principal or interest is past due 90 days or more and the loan is not well secured and in the process of collection, or when, in the opinion of management, there is sufficient reason to doubt collectibility of principal or interest. Interest previously accrued, but not collected, is reversed and charged against interest income at the time the loan is placed on nonaccrual status. Generally, the terms of loans that resulted from troubled debt restructurings are at interest rates considered below current market rates for comparable loans and are evaluated for impairment. The Corporation considers loans which are on nonaccrual or restructured status as impaired.

Old Kent's policy is to review impaired loans to determine the need for a valuation allowance. The Corporation determines this need using the most appropriate of the following methods: (1) the present value of the expected future cash flows discounted at the loan's effective rate of interest, (2) the loan's observable market price, or (3) the fair value of the collateral, if the loan is collateral dependent. Large groups of smaller balance homogenous loans with common risk characteristics are aggregated and collectively evaluated for impairment. These large groups of smaller balance homogenous loans include residential mortgages, consumer loans, and certain commercial loans, such as those to small businesses.

Interest payments received on nonaccrual loans are recorded as principal reductions if principal repayment is doubtful. Loans are no longer classified as impaired when principal and interest payments are current and collectibility is no longer in doubt. Interest income on restructured loans is recognized according to the terms of the restructure, subject to the nonaccrual policy described above.

Certain commitment and loan origination fees are deferred and amortized as an adjustment of the related loan's yield over its contractual life using the interest method, or other sufficiently similar methods. All remaining commitment and loan origination fees and all direct costs associated with originating or acquiring loans are recognized currently, which is not materially different than the prescribed method.

Allowance for Credit Losses

The allowance for credit losses is maintained at a level that, in management's judgment, is adequate to absorb losses inherent in the loan portfolio. The amount is based on management's specific review and analysis of the loan portfolio, and evaluation of the effects of current economic conditions on the loan portfolio. This process is based on estimates, and ultimate losses may materially differ in the near term from the current estimates. As changes in estimates occur, adjustments to the level of the allowance are recorded in the provision for credit losses in the period in which they become known.

Premises and Equipment

Premises and equipment are stated at original costs, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or terms of the leases, whichever period is shorter. For income tax purposes, minimum lives and accelerated methods are used.

Other Real Estate Owned

Other real estate owned consists of properties acquired in partial or total satisfaction of debt. Other real estate owned is stated at fair value. Losses arising at acquisition are charged against the allowance for credit losses. Reductions in fair value subsequent to acquisition are recorded in other expense in the Consolidated Statement of Income.

Intangible and Other Long-lived Assets

Goodwill, representing the cost of investments in subsidiaries in excess of the fair value of the net assets at acquisition, is amortized over periods ranging from ten to twenty years. Other acquired intangible assets, such as those associated with acquired core deposits, are amortized over periods not exceeding fifteen years. When factors indicate that a long-lived asset or identifiable intangible asset should be evaluated for impairment, the Corporation estimates the undiscounted future cash flows over the remaining life of the asset in assessing whether impairment should be recognized.

Trust Assets

Property, other than cash deposits, held in a fiduciary or agency capacity is not included in the Consolidated Balance Sheet, since such assets are not owned by the Corporation.

Retirement Plans

The defined benefit pension plan covers substantially all employees. The plan provides for normal and early retirement, deferred benefits for vested employees and, under certain circumstances, survivor benefits in the event of death. Benefits are based on the employees' years of service and their five highest consecutive years of compensation over the last ten years of service, subject to certain limits. The proportion of average compensation paid as a pension is determined by age and length of service as defined in the plan. Contributions to the plan satisfy or exceed the minimum funding requirement of the Employee Retirement Income Security Act (ERISA). Assets held by the plan consist primarily of investments in several of Old Kent's proprietary mutual funds.

Old Kent also maintains a noncontributory, nonqualified pension plan for certain participants whose retirement benefit payments under qualified plans are expected to exceed the limits imposed by the Internal Revenue Code. Old Kent maintains nonqualified trusts, referred to as "rabbi" trusts, primarily to fund and secure the benefits in excess of those permitted in certain of the Old Kent qualified pension plans. These arrangements offer certain officers of the Corporation a degree of assurance for ultimate payment of benefits. The assets remain subject to the claims of creditors of Old Kent and are not the property of the employees. Therefore, they are accounted for as assets of the Corporation with a corresponding liability in the Consolidated Balance Sheet.

Retirement Savings Plans

Old Kent maintains a defined contribution retirement savings plan covering substantially all employees. The Corporation's contribution is equal to 50% of the amount contributed by the participating employees, limited to a maximum of 3% of compensation as described under the terms of the plan. The estimated contribution by Old Kent is charged to expense during the year in which the employee contribution is received and is included in employee benefits in the Consolidated Statement of Income.

Income Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. Old Kent and its subsidiaries file a consolidated federal income tax return.

Earnings per Share

Basic earnings per share is computed by dividing net income by the average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the average number of common shares outstanding plus all potential common shares. Dilutive potential common shares include all shares which may become contractually issuable. For Old Kent, dilutive potential common shares are primarily comprised of shares issuable under employee stock plans.

Comprehensive Income

Comprehensive Income consists of net income and adjustments to available-for-sale securities. Old Kent presents comprehensive income in the Consolidated Statement of Shareholders' Equity.

Financial Instrument Accounting Policy

Old Kent uses certain off-balance sheet derivative financial instruments, including interest rate swaps, Treasury futures and options, and interest rate caps and floors in connection with risk management activities. Provided these instruments meet specific criteria, they are considered hedges and accounted for under the accrual or deferral methods, as more fully discussed below.

Old Kent uses interest rate swaps to hedge interest rate risk on interest-earning assets and interest-bearing liabilities. Amounts receivable or payable under these agreements are included in net interest income. There is no recognition on the balance sheet for changes in the fair value of the hedging instrument. Gains or losses on terminated interest rate swaps are deferred and amortized to interest income or expense over the remaining life of the contract term.

Old Kent uses forward sale agreements and options on forward sale agreements to protect the value of residential loan commitments, loans held-for-sale and related mortgage-backed securities held in the trading account. The market value of the financial hedges associated with loan origination commitments and loans held-for-sale are included in the aggregate valuation of mortgages held-for-sale. Premiums paid for options are deferred as a component of other assets and amortized against gains on sale of loans over the contract term. Forward sale agreements associated with mortgage-backed securities held in the trading account are considered when marking those securities to market, with the corresponding adjustment recorded to gains on sales of loans.

Old Kent uses Treasury futures and options on Treasury futures to help protect against market value changes in the mortgage servicing right ("MSR") portfolio. The fair value of the hedges are recorded as an adjustment to the carrying amount of the MSR with a corresponding adjustment to cash or other receivables or payables. If terminated, the realized gain or loss on the hedge is included in MSR amortization over the estimated life of the loan servicing that had been hedged. Option premiums paid or received are deferred as a component of other assets and amortized as MSR amortization over the contract term.

Derivative financial instruments, such as caps and floors, that do not meet the required criteria are carried on the balance sheet at fair value with realized and unrealized changes in that value recognized in earnings. If the hedged item is sold or its outstanding balance otherwise declines below that of the related hedging instrument, the derivative product (or applicable excess portion thereof) is marked-to-market and the resulting gain or loss is included in earnings.

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"

Old Kent adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities-an Amendment of FASB Statement No. 133, on January 1, 2001. These Statements establish accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded other contracts) be recorded on the balance sheet as an asset or a liability measured at its current fair value and that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows the changes in fair value of the derivative instrument to be offset against the change in fair value of the related hedged item. SFAS No. 133 requires a company to formally document, designate and assess the effectiveness of hedging relationships that receive hedge accounting. The impact of adopting this standard was not material to the Corporation.

Reclassification

Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

NOTE 2. BUSINESS ACQUISITIONS

On October 13, 2000, Old Kent completed the acquisition of Home Bancorp. The merger was accounted for as a purchase transaction. Old Kent exchanged approximately 1.4 million shares of Old Kent Common Stock for all the outstanding shares of Home Bancorp Common Stock. The approximate purchase price for this transaction was $39.1 million. Home Bancorp was a bank holding company headquartered in Fort Wayne, Indiana, with consolidated assets of approximately $390 million and consolidated deposits of approximately $327 million at September 30, 2000. Home Bancorp operated 10 banking locations; seven in Fort Wayne, two in Decatur and one branch in New Haven.

On April 1, 2000, Old Kent completed the acquisition of Grand Premier Financial, Inc. ("Grand Premier"). The merger was accounted for as a pooling-of-interests and all financial statements have been adjusted to reflect this business combination. Old Kent exchanged approximately 9.4 million shares of Old Kent Common Stock for all the outstanding shares of Grand Premier Common Stock. Grand Premier was a bank holding company headquartered in Wauconda, Illinois, with consolidated assets of approximately $1.7 billion and consolidated deposits of approximately $1.3 billion at March 31, 2000. Grand Premier operated 23 banking offices in the Chicago area and Northern Illinois.

On February 11, 2000, Old Kent completed the acquisition of Merchants Bancorp, Inc. ("Merchants"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 4.4 million shares of Old Kent Common Stock for all of the outstanding shares of Merchants Common Stock. Merchants was a bank holding company headquartered in Aurora, Illinois. When acquired, Merchants had consolidated assets of approximately $1 billion and consolidated deposits of approximately $0.7 billion. Merchants operated 12 suburban Chicago area banking sites as well as two banking sites in DeKalb and Kendall Counties.

During 2000, Old Kent recognized $43.6 million of after-tax merger related charges associated with Grand Premier Financial, Inc. and Merchants Bancorp, Inc. which had the effect of reducing earnings per share by $.31. On a pre-tax basis, the charges consisted of transaction costs of $5.9 million; employment charges of $19.8 million primarily related to redundant staffing; $16.3 million mainly associated with contract cancellation costs and asset obsolescence for duplicate operations; $12.0 million special loan loss provision to conform Grand Premier and Merchants asset quality measurements with Old Kent's practices; and $6.1 million of securities losses resulting from the sale of $266 million of securities, and $5.3 million resulting from the securitization and sale of $270 million of residential mortgages, to realign the balance sheet composition of the newly combined companies to Old Kent's profile. Reserves for these charges were substantially utilized during 2000.

On September 3, 1999, Old Kent completed the acquisition of Pinnacle Banc Group, Inc. ("Pinnacle"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 5.6 million shares of Old Kent Common Stock for all of the outstanding shares of Pinnacle Common Stock. Pinnacle was a bank holding company headquartered in the Chicago suburb of Oak Brook, Illinois. When acquired, Pinnacle had assets of approximately $1.0 billion and consolidated deposits of approximately $861 million. Pinnacle was the parent of Pinnacle Bank, which operated thirteen branches in the Chicago metropolitan area and Pinnacle Bank of the Quad-Cities, which operated three branches in western Illinois.

On July 9, 1999, Old Kent completed the acquisition of CFSB Bancorp, Inc. ("CFSB"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 5.5 million shares of Old Kent Common Stock for all of the outstanding shares of CFSB Common Stock. CFSB was a holding company headquartered in Lansing, Michigan. When acquired, CFSB had consolidated assets of approximately $878 million and consolidated deposits of approximately $567 million. CFSB was the parent of Community First Bank. CFSB provided banking services through sixteen offices in Ingham, Clinton, Eaton and Ionia Counties in Michigan.

During 1999, Old Kent recognized $17.6 million of after-tax, merger-related charges associated with CFSB and Pinnacle, which had the effect of reducing earnings per share by $.13. On a pre-tax basis, the charges consisted of transaction costs of $2.0 million; employment charges of $11.8 million primarily related to redundant staffing; and $12.2 million mainly associated with contract cancellation costs and asset obsolescence for duplicate operations. Old Kent's unexpended reserves for these charges were $7.7 million at December 31, 1999. These reserves were substantially utilized during 2000.

On October 1, 1998, Old Kent completed the acquisition of First Evergreen Corporation ("First Evergreen"). When acquired, First Evergreen had assets of approximately $1.9 billion and deposits of approximately $1.7 billion. The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 12.8 million shares of Old Kent Common Stock for all the outstanding shares of First Evergreen Common Stock. During 1998, Old Kent recognized $19.7 million of after-tax, merger-related charges, which had the effect of reducing earnings per share by $.13. First Evergreen was a bank holding company headquartered in Evergreen Park, Illinois. First Evergreen provided banking services through eight offices in Cook County, Illinois.

Pending Merger as of December 31, 2000

Old Kent signed a definitive agreement on November 20, 2000, providing for the merger of the Corporation into a wholly-owned subsidiary of Fifth Third Bancorp ("Fifth Third"). The merger is intended to be structured as a pooling-of-interests for accounting purposes. Under the terms of the agreement, each share of Old Kent common stock will be converted into .74 shares of Fifth Third common stock, and each share of Old Kent preferred stock will be converted into one share of Fifth Third preferred stock with substantially identical terms. Management anticipates that this merger will be completed during the second quarter of 2001.

NOTE 3. PLEDGED AND RESTRICTED ASSETS

The Federal Reserve requires the banking subsidiaries to maintain certain average non-interest bearing cash balances in accordance with stated reserve requirements. These average reserves approximated $27.7 million during 2000 and $21.0 million during 1999.

At December 31, 2000, securities having an aggregate amortized cost of approximately $2.2 billion were pledged to secure public and trust deposits and for other purposes as required by law. These pledged assets primarily consisted of securities available-for-sale and securities held-to-maturity.

The average Securities Sold Under Agreements to Repurchase was $854 million in 2000, and $710 million in 1999. The maximum amount of outstanding agreements at any month-end during 2000 was $1 billion. The average Securities Purchased Under Agreements to Resell was $2 million in 2000 and $12 million in 1999. It is Old Kent's policy to take possession of securities purchased under agreements to resell.

NOTE 4. SECURITIES AVAILABLE-FOR-SALE

The following summarizes amortized cost and market values of securities available-for-sale at December 31, 2000 and 1999:


                                                                  GROSS          GROSS          ESTIMATED
                                               AMORTIZED       UNREALIZED      UNREALIZED        MARKET
                                                 COST             GAINS         LOSSES            VALUE
                                               ----------        -------        --------        ----------
                                                                (DOLLARS IN THOUSANDS)
DECEMBER 31, 2000

U.S. Treasury and federal
     agency securities                         $  506,320        $ 7,467        $  1,164        $  512,623
Collateralized mortgage obligations:
     U.S. Government issued                       989,450          2,159           6,766           984,843
     Privately issued                             536,112          2,043           3,185           534,970
Mortgage-backed pass-through securities           946,151          6,047           6,648           945,550
State and political subdivisions                  196,649          6,195             987           201,857
Other securities                                  249,400            694           2,724           247,370
                                               ----------        -------        --------        ----------
Total                                          $3,424,082        $24,605        $ 21,474        $3,427,213
                                               ==========        =======        ========        ==========

DECEMBER 31, 1999

U.S. Treasury and federal
     agency securities                         $  771,887        $   141        $ 24,154        $  747,874
Collateralized mortgage obligations:
     U.S. Government issued                     1,056,360             54          32,586         1,023,828
     Privately issued                             424,985             40           8,898           416,127
Mortgage-backed pass-through securities           626,783            484          28,062           599,205
State and political subdivisions                  236,117          3,730           5,222           234,625
Other securities                                  219,060            301           3,191           216,170
                                               ----------        -------        --------        ----------
Total                                          $3,335,192        $ 4,750        $102,113        $3,237,829
                                               ==========        =======        ========        ==========

The amortized cost and market values of securities available-for-sale at December 31, 2000, are shown below by their contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation with or without call or prepayment penalties.

                                                                            ESTIMATE
                                                          AMORTIZED          MARKET
                                                             COST             VALUE
                                                         ----------        ----------
                                                            (DOLLARS IN THOUSANDS)

DECEMBER 31, 2000

U.S. Treasury and federal agency securities:
     Due in one year or less                             $   43,108        $   43,642
     Due after one year through five years                  336,823           340,994
     Due after five years through ten years                 113,557           114,997
     Due after ten years                                     12,832            12,990
                                                         ----------        ----------
Total U.S. Treasury and federal agency securities           506,320           512,623
                                                         ----------        ----------

State and political subdivision securities:
     Due in one year or less                                  8,871             9,106
     Due after one year through five years                   35,720            36,666
     Due after five years through ten years                  58,339            59,884
     Due after ten years                                     93,719            96,201
                                                         ----------        ----------
Total state and political subdivision securities            196,649           201,857
Collateralized mortgage obligations and
     other mortgage-backed securities                     2,471,713         2,465,363
Other securities                                            249,400           247,370
                                                         ----------        ----------
Total                                                    $3,424,082        $3,427,213
                                                         ==========        ==========

NOTE 5. SECURITIES HELD-TO-MATURITY

The following summarizes amortized cost and market values of securities held-to-maturity at December 31, 2000 and 1999:


                                                                   GROSS         GROSS         ESTIMATED
                                                   AMORTIZED     UNREALIZED    UNREALIZED       MARKET
                                                     COST          GAINS         LOSSES          VALUE
                                                   --------        ------        -------        --------
                                                                  (DOLLARS IN THOUSANDS)

DECEMBER 31, 2000
U.S. Treasury and federal agency securities        $ 14,969        $1,185        $    --        $ 16,154
Collateralized mortgage obligations:
     U.S. Government issued                          16,703            --            127          16,576
     Privately issued                                    --            --             --              --
Mortgage-backed pass-through securities              44,705           783            216          45,272
State and political subdivision securities          443,682         7,771          4,684         446,769
Other securities                                      5,514            --             --           5,514
                                                   --------        ------        -------        --------
Total                                              $525,573        $9,739        $ 5,027        $530,285
                                                   ========        ======        =======        ========

DECEMBER 31, 1999

U.S. Treasury and federal agency securities        $ 30,507        $    9        $   534        $ 29,982
Collateralized mortgage obligations:
     U.S. Government issued                          25,973            --            503          25,470
     Privately issued                                 5,266            --             55           5,211
Mortgage-backed pass-through securities              61,096           947            791          61,252
State and political subdivision securities          482,253         5,660         23,630         464,283
Other securities                                      4,169             2             --           4,171
                                                   --------        ------        -------        --------
Total                                              $609,264        $6,618        $25,513        $590,369
                                                   ========        ======        =======        ========

The amortized cost and market values of securities held-to-maturity at December 31, 2000, are shown below by their contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation with or without call or prepayment penalties.


                                                                                               ESTIMATED
                                                                               AMORTIZED         MARKET
                                                                                 COST            VALUE
                                                                                --------        --------
                                                                                (DOLLARS IN THOUSANDS)

DECEMBER 31, 2000

U.S. Treasury and federal agency securities:
     Due after one year through five years                                      $  5,000        $  5,396
     Due after five years through ten years                                        9,969          10,758
                                                                                --------        --------
Total U.S. Treasury and federal agency securities                                 14,969          16,154
                                                                                --------        --------

State and political subdivision securities:
     Due in one year or less                                                      32,552          32,779
     Due after one year through five years                                       111,500         112,276
     Due after five years through ten years                                      131,644         132,560
     Due after ten years                                                         167,986         169,154
                                                                                --------        --------
Total state and political subdivision securities                                 443,682         446,769
Collateralized mortgage obligations and other mortgage-backed securities          61,408          61,848
Other                                                                              5,514           5,514
                                                                                --------        --------
Total                                                                           $525,573        $530,285
                                                                                ========        ========


NOTE 6. LOANS AND NONPERFORMING ASSETS

The following summarizes loans:


                                                       DECEMBER 31
                                             --------------------------------
                                                2000                  1999
                                             -----------          -----------
                                                 (DOLLARS IN THOUSANDS)

Commercial                                   $ 4,046,746          $ 3,742,234
Real estate-- Commercial                       3,240,404            2,988,586
Real estate-- Construction                     1,738,785            1,204,291
Real estate-- Residential mortgages            1,601,136            1,881,498
Real estate-- Consumer home equity             2,424,279            2,240,708
Consumer                                       3,147,893            1,582,012
Lease financing                                  406,449              262,334
                                             -----------          -----------
Total Loans                                  $16,605,692          $13,901,663
                                             ===========          ===========

Loans made by Old Kent to its directors and executive officers, including their family members and associated entities, aggregated $60 million and $78 million at December 31, 2000 and 1999, respectively. During 2000, new loans and other additions amounted to $27 million and repayments and other reductions were $45 million. These loans were made in the ordinary course of business under normal credit terms, including interest rate and collateralization and do not represent more than a normal risk of collection.

The table below summarizes impaired loans and other nonperforming assets:


                                             DECEMBER 31
                                      -------------------------
                                        2000              1999
                                      --------          -------
                                        (DOLLARS IN THOUSANDS)

Impaired loans:
     Nonaccrual loans                 $ 84,005          $66,395
     Restructured loans                  1,603            2,210
                                      --------          -------
Total impaired loans                    85,608           68,605
     Other real estate owned            14,943            8,538
                                      --------          -------
Total nonperforming assets            $100,551          $77,143
                                      ========          =======

Loans past due 90 days or more for which interest income continues to be recognized totaled $41.4 million and $14.9 million at December 31, 2000 and 1999, respectively. Gross interest income that would have been recorded in 2000 for nonaccrual and restructured loans as of December 31, 2000, assuming interest had been accrued throughout the year in accordance with original terms, was $5.6 million. The comparable total for 1999 was $6.7 million. The amount of interest included in income on these loans was $1.8 million and $2.6 million in 2000 and 1999, respectively. During the years 2000 and 1999, impaired loans averaged $78.0 million and $67.8 million, respectively. At December 31, 2000 and 1999, there were no specific valuation allowances associated with impaired loans.

At December 31, 2000, the Corporation's management has also identified loans totaling approximately $18.7 million as potential problem loans. These loans are not included as nonperforming assets in the table above. While these loans were in compliance with repayment terms at December 31, 2000, other circumstances caused management to seriously doubt the ability of the borrowers to continue to remain in compliance with existing loan repayment terms.

Although Old Kent has a diversified loan portfolio, a substantial natural geographic concentration of credit risk exists within the Corporation's defined customer market areas. These geographic market areas are the State of Michigan, the greater Grand Rapids, Michigan area, and the Chicago, Illinois metropolitan and suburban markets. There are no significant concentrations of credit where customers' ability to honor loan terms is dependent upon a single economic sector.

NOTE 7. ALLOWANCE FOR CREDIT LOSSES

The following summarizes the changes in the allowance for credit losses:


                                                           YEAR ENDED DECEMBER 31
                                                ----------------------------------------------
                                                  2000               1999            1998
                                                ---------         ---------         ---------
                                                             (DOLLARS IN THOUSANDS)
Balance at beginning of year                    $ 206,279         $ 200,555         $ 196,968
Additions:
Provision charged to operations                    48,624            35,388            52,930
Business acquisitions and loan purchases            2,318               120                --
                                                ---------         ---------         ---------
Total additions                                    50,942            35,508            52,930
                                                ---------         ---------         ---------

Deductions:
Credit losses                                     (60,443)          (55,006)          (70,810)
Less recoveries                                    29,067            25,222            21,942
                                                ---------         ---------         ---------

Net credit losses                                 (31,376)          (29,784)          (48,868)
Loan sales and other dispositions                      --                --              (475)
                                                ---------         ---------         ---------

Total deductions                                  (31,376)          (29,784)          (49,343)
                                                ---------         ---------         ---------
Balance at end of year                          $ 225,845         $ 206,279         $ 200,555
                                                =========         =========         =========

NOTE 8. PREMISES AND EQUIPMENT

The following summarizes leasehold improvements, premises and equipment:


                                                            DECEMBER 31
                                                      ------------------------
                                                        2000            1999
                                                      --------        --------
                                                       (DOLLARS IN THOUSANDS)

Land                                                  $ 47,671        $ 47,552
Land improvements                                       14,719          13,372
Buildings and improvements                             267,704         274,940
Leasehold improvements                                  32,327          31,168
Furniture and equipment                                270,813         253,340
                                                      --------        --------
                                                       633,234         620,372
Less accumulated depreciation and amortization         350,837         331,807
                                                      --------        --------
Net premises and equipment                            $282,397        $288,565
                                                      ========        ========

NOTE 9. OTHER ASSETS

Other assets shown on the consolidated balance sheet include the following intangible assets (net of accumulated amortization):

                                                           DECEMBER 31
                                                      ------------------------
                                                        2000            1999
                                                      --------        --------
                                                       (DOLLARS IN THOUSANDS)

Goodwill                                              $113,816        $132,988
Core deposit intangibles                                14,744          18,340
                                                      --------        --------
     Total                                            $128,560        $151,328
                                                      ========        ========

Other assets shown on the consolidated balance sheet include mortgage servicing rights ("MSRs") as follows:

                                                            DECEMBER 31
                                                      ------------------------
                                                        2000            1999
                                                      --------        --------
                                                        (DOLLARS IN THOUSANDS)

Carrying value of MSRs                                $291,999        $277,544
Estimated aggregate fair value of capitalized MSRs    $299,000        $323,000

The estimated fair values shown above for these MSRs were determined based upon quoted market prices for comparable transactions, where available, or the present value of expected future cash flows.

The following reflects capitalized mortgage servicing rights and the related servicing valuation reserve for the years indicated:


                                                     YEAR ENDED DECEMBER 31
                                                   ---------------------------
                                                       2000            1999
                                                   -----------       ---------
                                                      (DOLLARS IN THOUSANDS)

MSRs:
     Balance at beginning of period                  $ 277,544       $ 231,112
     Additions                                         185,929         257,925
     Sales                                            (141,218)       (155,839)
     Amortization                                      (30,256)        (55,654)
                                                     ---------       ---------
     Balance at end of period                        $ 291,999       $ 277,544
                                                     =========       =========

Related servicing valuation reserve:
     Balance at beginning of period                  $      --       $  (9,129)
     Servicing valuation provision                          --           9,129
                                                     ---------       ---------
     Balance at end of period                        $      --       $      --
                                                     =========       =========

NOTE 10. OTHER BORROWED FUNDS

The following summarizes other borrowed funds:

                                                          DECEMBER 31
                                                  ----------------------------
                                                     2000              1999
                                                  ----------        ----------
                                                     (DOLLARS IN THOUSANDS)

Bank notes                                        $       --        $  500,000
Securities sold under agreements to repurchase       880,938           732,274
Treasury tax and loan demand notes                   160,006           161,084
Federal funds purchased                            1,014,150           271,486
Federal Home Loan Bank advances                    1,754,333         1,102,420
Other borrowed funds                                  30,579            56,770
                                                  ----------        ----------

     Total other borrowed funds                   $3,840,006        $2,824,034
                                                  ==========        ==========

The Federal Home Loan Bank (FHLB) advances are at fixed and variable interest rates and mature at various dates through 2011. The fixed interest rate advances have a weighted average interest rate of 6.71%. The variable interest rate advances are indexed to three-month LIBOR. Advances from the FHLB are collateralized by 1-4 family mortgages.

NOTE 11. LONG-TERM DEBT

Long-term debt, as shown in the accompanying consolidated balance sheets, consists of the following:

                                                                              DECEMBER 31
                                                                        ------------------------
                                                                          2000            1999
                                                                        --------        --------
                                                                         (DOLLARS IN THOUSANDS)
Subordinated notes, 6 5/8% due November 15, 2005                        $100,000        $100,000
Subordinated notes, 3 month LIBOR plus .75% due November 1, 2005         100,000              --
Subordinated notes, Years 1-5; 7.75%; Years 6-10; 1 month LIBOR
     plus 1.16%, due August 15, 2010                                     149,790              --
Capital securities, as described below                                   100,000         100,000
                                                                        --------        --------
          Total long-term debt                                          $449,790        $200,000
                                                                        ========        ========

On January 31, 1997, Old Kent issued a floating rate junior subordinated debenture (the "Debenture") having a principal amount of $103,092,784 to Old Kent Capital Trust I (the "Trust"). Cumulative interest on the principal sum of the Debenture accrues from January 31, 1997, and it is payable quarterly in arrears on the first day of February, May, August and November of each year at a variable rate per annum equal to LIBOR (London Interbank Offering Rate) plus
 .80% until paid. Interest is computed on the actual number of days elapsed in a year of twelve 30 day months. The Debenture ranks subordinate and junior in right of payment to all Indebtedness (as defined) of Old Kent. The Debenture matures on February 1, 2027, but may be redeemed in whole or in part beginning on February 1, 2007, or earlier upon the occurrence of certain special events defined in the Indenture governing the Debenture.

On January 31, 1997, the Trust sold Floating Rate Subordinated Capital Income Securities ("Preferred Securities") having an aggregate liquidation amount of $100 million to investors and issued Common Capital Securities ("Common Securities") having an aggregate liquidation amount of $3,092,784 to Old Kent. All of the proceeds from the sale of Preferred Securities and Common Securities were invested in the Debenture. Preferred Securities and Common Securities represent undivided beneficial interests in the Debenture, which is the sole asset of the Trust. Holders of Preferred Securities and Common Securities are entitled to receive distributions from the Trust on terms which correspond to the interest and principal payments due on the Debenture. Payment of distributions by the Trust and payments on liquidation of the Trust or redemption of Preferred Securities are guaranteed by Old Kent to the extent the Trust has funds available (the "Guarantee"). Old Kent's obligations under the Guarantee, taken together with its obligations under the Debenture and the Indenture, constitute a full and unconditional guarantee of all of the Trust's obligations under the Preferred Securities issued by the Trust. Because the Common Securities held by Old Kent represent all of the outstanding voting securities of the Trust (in the absence of a default or other specified event), the Trust is considered to be a wholly owned subsidiary of Old Kent for reporting purposes and its accounts are reflected in the Consolidated Financial Statements of Old Kent. The Preferred Securities qualify as Tier 1 capital for regulatory capital purposes.

On April 28, 2000, Old Kent Bank (the "Bank") issued subordinated bank notes (the "Notes") having a principal amount of $100 million. Cumulative interest on the principal sum of the Notes accrues from April 28, 2000, and it is payable quarterly in areas on the first day of February, May, August and November, commencing August 1, 2000 of each year at a variable rate per annum equal to three-month LIBOR (London Interbank Offered Rate) plus .75% until paid. The Notes are unsecured and subordinate and junior in right of payment to Old Kent Bank's obligations to its depositors, its obligations under bankers' acceptances, letters of credit and senior notes, collateralized borrowings, and its obligations to all of its other general creditors. The Notes mature on November 1, 2005, but the Bank at its option may redeem some or all of the Notes on any interest payment date beginning on November 1, 2000. The Notes qualify as Tier II capital for regulatory capital purposes.

On August 15, 2000, Old Kent Bank ("the Bank") issued subordinated bank notes (the "Notes") having a principal amount of $150 million. Cumulative interest on the principal sum of the Notes accrues from August 15, 2000, and it is payable semi-annual in arrears on August 15, and February 15, commencing February 15, 2001 to August 15, 2005, at a fixed rate per annum equal to 7.75% (such period being referred to as the "Fixed Rate Period"). During the period commencing on August 15, 2005 to the Maturity Date or earlier redemption date (such period being referred to as the "Floating Rate Period"), the cumulative interest on the principal sum of the Notes accrues from August 15, 2005, and it is payable monthly on the 15th day of each year at a variable rate per annum equal to one-month LIBOR (London Interbank Offered Rate) plus 1.16% until paid. The Notes are unsecured and subordinate and junior in right of payment to Old Kent's obligations to its depositors, its obligations under bankers, acceptances, letters of credit and senior notes, collateralized borrowings, and its obligations to all of its other creditors. The Notes mature on August 15, 2010, but the Bank at its option may redeem some or all of the Notes on any interest payment date beginning on August 15, 2005. The Notes quality as Tier II capital for regulatory purposes.

NOTE 12. PREFERRED STOCK AND PREFERRED STOCK PURCHASE RIGHTS

At December 31, 2000, 1999 and 1998, there were 25,000,000 shares of preferred stock authorized. At December 31, 2000, 1999 and 1998, 3,000,000 of these shares were designated Series A Preferred Stock and 500,000 shares were designated Series B Preferred Stock. At December 31, 2000, 1999 and 1998, 1,000,000 shares of authorized but unissued preferred stock were designated Series C Preferred Stock.

On December 31, 2000, approximately 57.5 million Series C Preferred Stock Purchase Rights ("Series C Rights") were outstanding. Series C Rights were issued under the Preferred Stock Purchase Rights Plan of 1997 and are governed by a rights agreement (the "Rights Agreement"), which was adopted by the Board on January 20, 1997. Series C Rights were issued on February 14, 1997 as a dividend to holders of the Corporation's common stock at the rate of one right for each share of common stock outstanding. As a result of a two-for-one stock split paid in 1997 and a 5% stock dividend paid in 1997, 1998 and 1999 and 2000, each share of the Corporation's common stock carried .4113 of a Series C Right at December 31, 2000. Each full Series C Right entitled the holder to buy 1/100 of a share of Series C Preferred Stock at a price of $160.00. The exercise price and the number of shares of Series C Preferred Stock issuable upon the exercise of the Series C Rights are subject to adjustment in certain cases to prevent dilution. Series C Rights are attached to and evidenced by common stock certificates and are not transferable apart from the common stock until the occurrence of certain events set forth in the Rights Agreement. Series C Rights do not have any voting rights. Series C Rights are redeemable at the option of the Corporation, at a price of $.01 per Series C Right, prior to the time any person or group acquires beneficial ownership of 15% or more of the then outstanding common stock, commences a tender offer for 15% or more of the then outstanding common stock, or is declared by the board of directors to be an "adverse person" under the plan. Series C Rights expire on February 13, 2007. So long as the Rights are not separately transferable, the Corporation will issue
 .4113 of a Right (subject to possible future adjustment) with each newly issued share of common stock.

On December 31, 2000, 7,250 shares of preferred stock were designated Series D Perpetual Preferred Stock ("Series D Shares") and 2,000 shares of preferred stock were designated Series E Preferred Stock ("Series E Shares"). Each Series D Share and Series E Share has a stated value of $1000 per share and provides for cumulative dividends payable quarterly, at an annual rate of 8% based on the $1,000 stated value. Series D Shares are senior as to dividends to Series E Shares and both Series D and Series E Shares are senior as to dividends to Old Kent Series C Preferred Stock and Old Kent Common Stock. In the event of liquidation, Series D Shares and Series E Shares would rank on parity and would be senior to Old Kent Series C Preferred Stock and Old Kent Common Stock. Neither Series D Shares nor Series E Shares are redeemable at the option of either Old Kent or the holder. Series D Shares are convertible, at the option of the holder, into shares of Old Kent Common Stock, at a price of $18.2905 of stated value per share of Old Kent Common Stock, subject to antidilution provisions. Series E Shares would not be convertible, but would, in the event of certain business combinations, be entitled to receive a cash payment equivalent to the conversion value of Series D Shares. Series D Shares and Series E Shares were issued to holders of equivalent classes of preferred stock of Grand Premier in Old Kent's acquisition of Grand Premier, completed April 1, 2000.

NOTE 13. COMMON STOCK

During the three years ended December 31, 2000, the Corporation has issued shares for stock dividends as follows:

             AMOUNT         NUMBER
            OF STOCK       OF SHARES      PAYMENT       RECORD      DECLARATION
YEAR        DIVIDEND        ISSUED         DATE         DATE           DATE
----        ---------      ---------      -------      -------        -------

2000        5 percent      6,525,000      July 14      June 30        June 19
1999        5 percent      5,125,000      July 19      June 29        June 21
1998        5 percent      4,489,000      July 17      June 26        June 15

On June 15, 1998, the Board of Directors of the Corporation authorized repurchases of up to 6.0 million shares of Old Kent Common Stock. During 1998 and 1999 these shares were acquired for and subsequently reissued in connection with stock dividends, employee stock plans and other corporate purposes. On June 21, 1999, Old Kent's Board of Directors authorized repurchase of up to 3.0 million shares of Old Kent Common Stock. During 1999 and 2000 these shares were acquired and later reissued in connection with stock dividends, employee stock plans and other corporate purposes.

On June 19, 2000, the Board of Directors authorized the repurchase of up to 1.2 million shares of Old Kent Common Stock for use in connection with employee stock plans and the Corporation's direct stock purchase plan. Under the terms of this authorization, the Corporation had acquired approximately 431,000 shares for these purposes as of December 31, 2000. The Corporation issued during 2000 a portion of these shares, the remaining approximately 112,000 shares remained as shares reserved for later use at December 31, 2000. In early 2001, Old Kent discontinued its repurchase activities.

The table below summarizes shares repurchased and reserved at December 31, 2000:


                                                                                       DIVIDEND
                                                                                     REINVESTMENT
                                                                      STOCK          AND EMPLOYEE
                                                   TOTAL             DIVIDENDS        STOCK PLANS
                                                 ----------         ----------         ----------
Shares reserved at December 31, 1999              1,991,046            750,000          1,241,046
Shares repurchased under authorizations           1,926,205            750,000          1,176,205
Shares issued for related stated purposes        (3,805,656)        (1,500,000)        (2,305,656)
                                                 ----------         ----------         ----------
Shares reserved at December 31, 2000                111,595                 --            111,595
                                                 ==========         ==========         ==========

Of the 1.9 million shares repurchased during 2000, approximately 1.5 million shares were repurchased under the June 21, 1999, authorization. Shares for future stock dividends were reacquired ratably on a quarterly basis; shares intended for reissue in connection with dividend reinvestment and employee stock plans were reacquired quarterly as needed.

NOTE 14. STOCK BASED COMPENSATION

Old Kent has stock option plans under which options may be granted to certain key employees at not less than the market price of Old Kent's common stock on the date of grant. The options granted are exercisable immediately, or are subject to a vesting schedule where one third of the shares vests immediately, one third vests at the first anniversary date of the grant, and the final third vests at the second anniversary date. Options granted expire within ten years of the date of grant, subject to certain cancellation provisions relating to employment. In addition, under the Stock Incentive Plan of 1999, Old Kent may also award restricted stock to certain key employees. At December 31, 2000, a total of 8.7 million shares were reserved for option or restricted stock grants, including 3.3 million shares available for future option or restricted stock grants under stock incentive plans. Restricted shares issued pursuant to the plans are restricted as to sale or transfer for a specified period, typically five years and are forfeitable (subject to certain exceptions) upon termination of employment, but provide the recipients with all other rights and benefits of ownership. During 2000, 1999, and 1998, Old Kent issued 116,351 shares, 52,667 shares, and 112,671 shares of its common stock with total market values of $3,581,438, $1,892,100, and $3,835,000, respectively, which are being amortized ratably to expense over the period of restriction. The following table summarizes stock option transactions and the related average exercise prices for the last three years:


                                                    2000                            1999                         1998
                                           -------------------------      --------------------------     -------------------------
                                                          WEIGHTED                        WEIGHTED                      WEIGHTED
                                            NO. OF         AVERAGE        NO. OF           AVERAGE       NO. OF          AVERAGE
                                            SHARES       EXER. PRICE      SHARES         EXER. PRICE     SHARES        EXER. PRICE
                                            ------       -----------      ------         -----------     ------        -----------
                                                                        (ADJUSTED FOR STOCK DIVIDENDS)

Options outstanding at beginning of        4,584,324        $30.05       3,434,773          $20.26       2,757,404        $13.28
year

Options granted                            2,856,352         27.49       1,982,966           38.98       1,178,352         32.83
Options exercised                         (1,933,669)       (24.48)       (759,164)         (14.77)       (437,680)        (9.97)
Options forfeited or canceled               (292,479)       (35.30)        (74,251)         (34.54)        (63,303)       (23.18)
                                          ----------                     ---------                      ----------
Options outstanding at end of year         5,214,528        $30.44       4,584,324          $30.05       3,434,773        $20.26
                                          ==========                     =========                      ==========
Weighted average estimated fair value
     of options granted in year                              $8.75                          $10.86                         $8.80
Exercisable at end of year                 3,033,938        $30.50       2,858,759          $25.37       2,777,443        $18.07
                                          ==========                     =========                      ==========

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used to estimate the fair value of options granted for:

                                         2000         1999        1998
                                        -------      -------   ---------

Dividend yield                              2.0%         2.0%       2.0 %
Expected average life (in years)              6            6          6
Expected volatility                          27%          22%        23%
Risk free interest rate                 6.2-6.7%     5.8-6.3%   4.5-5.5%

Options were outstanding at December 31, 2000 as follows:


                                                                       OUTSTANDING STOCK OPTIONS    EXERCISABLE OPTIONS
                                                                       -------------------------   -----------------------
                                                                                    WEIGHTED
                                                                         WEIGHTED    AVERAGE                     WEIGHTED
                                                         NUMBER OF        AVERAGE    REMAINING                   AVERAGE
                               LOWEST        HIGHEST      OPTIONS         EXERCISE  CONTRACTUAL    NUMBER OF     EXERCISE
EXERCISE PRICE PER SHARE       PRICE          PRICE     AT YEAR END        PRICE    LIFE (YEARS)    OPTIONS        PRICE
------------------------       -----          -----     -----------        -----    ------------    -------        -----
Under $11                       $6.87         $10.04         50,499         $8.29       0.9            50,499       $8.29
$11 -$18                        11.80          17.78        291,708         13.76       4.5           291,708       13.76
$19 -$28                        20.94          27.56      2,730,891         27.13       9.1         1,091,967       26.50
$29 -$39                        29.42          38.80        589,146         32.66       7.7           561,614       32.77
Over $39                        39.20          39.85      1,552,284         39.26       8.5         1,038,150       39.26
                                                         ----------                                ----------
All options                     $6.87         $39.85      5,214,528        $30.44       8.4         3,033,938      $30.50
                                                         ==========                                ==========

The Corporation accounts for its option plans and employee stock purchase plan under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), under which no compensation cost has been recognized in the accompanying Consolidated Statement of Income. The table below displays pro forma amounts for net income and net income per common share which reflects the effects of additional compensation cost for 2000, 1999, and 1998 option grants as if they had been recognized under SFAS No. 123, "Accounting for Stock Based Compensation." The 2000 and 1999 proforma figures also include the impact of additional compensation cost associated with the 15% discount provided to eligible employees who participate in the Old Kent Financial Corporation Employee Stock Purchase Plan of 1999, which is further described below.

                                 2000                                1999                            1998
                -------------------------------------- ---------------------------------- ---------------------------
                       NET       BASIC     DILUTED        NET        BASIC    DILUTED      NET       BASIC    DILUTED
                     INCOME       EPS        EPS        INCOME        EPS       EPS       INCOME      EPS       EPS
                -----------------------------------------------------------------------------------------------------
                   (IN MILLIONS)                          (IN MILLIONS)                          (IN MILLIONS)
As reported           $278.3      $2.02     $2.00        $279.1      $2.00     $1.98       $261.1    $1.81     $1.79
Pro forma             $263.1      $1.91     $1.89        $269.7      $1.94     $1.92       $256.3    $1.78     $1.76

The Old Kent Financial Corporation Employee Stock Purchase Plan of 1999 (the "Purchase Plan") provides for eligible employees to authorize the Company to withhold up to $1,000 of their compensation for the purchase of shares of Old Kent Common Stock. Approximately 2,357 or 25% of the Company's eligible employees participate in the Purchase Plan. The purchase price for each share is equal to 85% of the market value on the day of the purchase. A total of 2.2 million shares were reserved for issuance under the Purchase Plan. The market value of shares purchased by a participant cannot exceed $25,000 in any one year. During 2000, 68,653 shares were purchased by participants at prices ranging from $19.88 to $37.35 per share. The weighted average price of these shares was $25.65. As of December 31, 2000, 2.18 million shares of the Corporation's common stock are available for purchase under the Purchase Plan.

Old Kent also has a deferred stock compensation plan under which key employees may be awarded shares of stock as deferred compensation to be received at a specified later date, which may be up to five years after the date of the award. The plan provides for the issuance of a maximum of 804,665 authorized but previously unissued shares of Old Kent's common stock. Shares awarded under the plan would not be issued until the end of the deferral period, unless there is a change in control of the Corporation, in which case the shares would be issued to a trust where they are to be held and distributed at the end of the deferral period. Employees who receive awards under this plan will receive additional shares as if the dividends which would have been paid on the shares awarded if they were outstanding during the deferral period were reinvested under Old Kent's dividend reinvestment plan. There were no awards of deferred stock during 2000, 1999 or 1998. At December 31, 2000, there were 538,558 shares reserved for future deferred stock compensation plan awards.

NOTE 15. EMPLOYEE BENEFITS

The Corporation provides pension benefits to substantially all of its employees under the terms of the "Old Kent Retirement Income Plan." Old Kent also provides its key executives with pension benefits under the provisions of the "Old Kent Executive Retirement Income Plan." Old Kent uses a measurement date of September 30 for its disclosures. The following table sets forth the changes in the benefit obligation and plan assets as well as the funded status of both pension plans for the years ended December 31, 2000 and 1999 in accordance with the provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits."

                                                                                                      NON-QUALIFIED
                                                                QUALIFIED RETIREMENT                RETIREMENT INCOME
                                                                    INCOME PLAN                           PLAN
                                                             ---------------------------         -------------------------
                                                               2000               1999             2000             1999
                                                             ---------         ---------         --------         --------
                                                                                 (DOLLARS IN THOUSANDS)
Change in Benefit Obligation
     Benefit obligation at prior measurement date            $ 100,689         $ 116,040         $ 19,358         $ 22,194
     Service cost                                                8,420             9,544              681              766
     Interest cost                                               7,347             7,478            1,448            1,420
     Amendments                                                     --                --               --               --
     Actuarial (gain)/loss                                       2,215           (21,071)           1,425           (3,803)
     Benefits paid in current year                             (11,990)          (11,302)          (1,358)          (1,219)
                                                             ---------         ---------         --------         --------
     Benefit obligation at measurement date                  $ 106,681         $ 100,689         $ 21,554         $ 19,358
                                                             =========         =========         ========         ========

Change in Plan Assets
     Market value of assets at prior measurement date        $ 106,248         $ 114,661         $     --         $     --
     Actual return on assets                                     8,223               880               --               --
     Contributions made in current year                          3,098             2,009            1,358            1,219
     Benefits paid in current year                             (11,990)          (11,302)          (1,358)          (1,219)
                                                             ---------         ---------         --------         --------
     Market value of assets at measurement date              $ 105,579         $ 106,248         $     --         $     --
                                                             =========         =========         ========         ========

Reconciliation of Funded Status
     Funded status                                           $  (1,102)        $   5,559         $(21,554)        $(19,358)
     Unrecognized transition (asset)/obligation                 (7,138)           (8,965)              67              157
     Unrecognized prior service cost                             3,817             4,225            1,805            2,062
     Unrecognized net (gain)/loss                               (6,473)          (10,374)           2,338              910
                                                             ---------         ---------         --------         --------
     Accrued pension cost, December 31, 2000                 $ (10,896)        $  (9,555)        $(17,344)        $(16,229)
                                                             =========         =========         ========         ========

At December 31, 2000, $16.7 million was held in "rabbi" trust accounts to fund and secure the benefits of the Non-Qualified Retirement Income Plan as described in Note 1.

Net pension expense included the following components:


                                                                            YEAR ENDED DECEMBER 31
                                                   ---------------------------------------------------------------------
                                                           QUALIFIED RETIREMENT            NON-QUALIFIED RETIREMENT
                                                               INCOME PLAN                        INCOME PLAN
                                                   --------------------------------------------------------------------
                                                     2000          1999         1998        2000       1999       1998
                                                   --------      -------      -------      ------     ------     ------
                                                                      (DOLLARS IN THOUSANDS)
Service cost (benefits earned during the year)     $  8,420      $ 9,544      $ 9,085      $  681     $  766     $  875
Interest cost on projected benefit obligation         7,347        7,478        7,582       1,448      1,420      1,448
Expected return on plan assets                      (10,042)      (9,633)      (9,365)         --         --         --
Amortization of transition obligation                (1,827)      (1,827)      (1,827)         89         89         89
Amortization of prior service cost                      583          560          216         255        261        207
Recognized net actuarial (gain)/loss                    (42)         482        1,046          --        284        316
                                                   --------      -------      -------      ------     ------     ------
Net periodic pension expense                       $  4,439      $ 6,604      $ 6,737      $2,473     $2,820     $2,935
                                                   ========      =======      =======      ======     ======     ======

The following assumptions were used in determining the actuarial present value of the projected benefit obligations as of the measurement date for each of the following years:

                                                         QUALIFIED RETIREMENT         NON-QUALIFIED RETIREMENT
                                                               INCOME PLAN                   INCOME PLAN
                                                     ------------------------------  ---------------------------
                                                       2000       1999       1998      2000      1999       1998
                                                       ----       ----       ----      ----      ----       ----
Discount rate                                          8.00%      7.75%      6.75%     8.00%     7.75%     6.75%
Rate of increase in future compensation levels         4.50       4.50       4.25      6.00      6.00      6.00
Expected long-term rate of return on
    plan assets                                       10.00      10.00      10.00        --        --        --

Beginning with 1999, Old Kent changed its measurement date from December 31 to September 30. The effects of these changes are included in the actuarial gain for 1999. The amended assumptions reflect a change in outlook based on management's assessment of expected economic conditions for the foreseeable future.

Eligible employees may elect to participate in Old Kent's retirement savings plans whereby the Corporation contributes a 50% matching contribution for each amount contributed by participating employees, within limits as defined in the plans. The cost of these retirement savings plans was $6,594,000, $8,881,000, and $10,238,000 for 2000, 1999 and 1998, respectively.

The Corporation provides post-retirement benefits other than pensions for a small group of employees who were entitled to such benefits under plans of predecessor banking organizations acquired by Old Kent. These benefits primarily consist of health care and life insurance. The costs of these benefits are not material and are recognized in the financial statements during the employees' years of service.

NOTE 16. TAXES ON INCOME

Components of the provision for income taxes are as follows:

                                       YEAR ENDED DECEMBER 31
                             -------------------------------------------
                               2000              1999            1998
                             ---------         --------        --------
                                        (DOLLARS IN THOUSANDS)

Federal income taxes:
     Current                 $ 134,969         $125,658        $106,801
     Deferred                  (11,585)          14,382          23,017
State income taxes               3,403            9,423           6,334
                             ---------         --------        --------
Total provision              $ 126,787         $149,463        $136,152
                             =========         ========        ========

The preceding table excludes tax expense (benefit) of $21.4 million and $(43.4) million for 2000 and 1999 respectively, related to the market value adjustments on investment securities available-for-sale, which is recorded directly in shareholders' equity.

Income tax expense differs from that computed at the federal statutory rate as follows:

                                         YEAR ENDED DECEMBER 31
                              -----------------------------------------------
                                2000               1999               1998
                              ---------          ---------          ---------
                                           (DOLLARS IN THOUSANDS)

Tax at 35% statutory rate     $ 141,797          $ 149,904          $ 138,936
Tax effect of:
     Tax-exempt interest        (15,233)           (14,969)           (13,006)
     Other, net                     223             14,528             10,222
                              ---------          ---------          ---------
Income tax expense            $ 126,787          $ 149,463          $ 136,152
                              =========          =========          =========
Effective tax rate                 31.3%              34.9%              34.3%

Components of the deferred tax assets and liabilities were as follows:


                                                             YEAR ENDED
                                                             DECEMBER 31
                                                        ----------------------
                                                         2000           1999
                                                        --------      --------
                                                         (DOLLARS IN THOUSANDS)

Deferred tax assets:
     Allowance for credit losses                        $ 82,240      $ 76,007
     Deferred compensation                                26,346        25,585
     Accrued expenses                                      9,665         9,273
     Unrealized loss on securities available-for-sale         --        20,307
     Other                                                15,103        14,758
                                                        --------      --------
Total deferred tax assets                                133,354       145,930
Valuation allowance                                           --            --
                                                        --------      --------
Deferred tax assets                                      133,354       145,930
                                                        --------      --------
Deferred tax liabilities:
     Mortgage servicing rights                            69,421        81,827
     Unrealized gain on securities available-for-sale      1,096            --
     Realized gain on securities                          10,110            --
     Other                                                20,440        21,998
                                                        --------      --------
Deferred tax liabilities                                 101,067       103,825
                                                        --------      --------
Net deferred tax assets                                 $ 32,287      $ 42,105
                                                        ========      ========

NOTE 17. REPORTABLE OPERATING SEGMENTS

Under the provisions of SFAS No. 131, Old Kent has five reportable operating segments: Corporate Banking, Retail Banking, Investment and Insurance Services, Mortgage Banking and Treasury. Old Kent's reportable segments are strategic business units that are managed separately because each business requires different technology and marketing strategies, and also differs in product emphasis.

Corporate Banking provides a full array of credit, cash management and international services to corporate customers. The majority of Old Kent's corporate customers are owner-operated, middle-market companies with $5-150 million in annual sales. This customer base is spread across industries, including manufacturing, wholesaling, distributing, real estate developing, and retailing. Retail Banking distributes a broad array of consumer and small business products including deposits, loans and other transaction oriented services. These products and services are delivered through a comprehensive distribution system which includes ATMs, telephone, on-line and supermarket banking as well as conventional branch sales offices. Investment and Insurance Services delivers investment and insurance products through a wide network which includes traditional trust, private banking, brokerage, investment advisory, insurance agency, mutual funds, employee benefit administration and other financial services. Mortgage Banking provides a wide array of residential mortgage loan products to borrowers through a branch network of 126 offices in 30 states. The Treasury function primarily manages Old Kent's liquidity and interest rate risk. With the exception of the Mortgage Banking segment which operates nationwide, Old Kent's segments operate primarily within the lower peninsula of Michigan and northern Illinois.

The Treasury function administers intersegment funding using transfer pricing techniques, consistent with market rates. The elimination of intersegment funding interest income and expense is included in the Treasury line of business results.

The accounting policies of the segments are essentially the same as those described in the summary of significant accounting policies. Old Kent evaluates performance based on profit and loss from operations. Management assesses performance of each segment based upon all relevant results as shown in the table below.

Old Kent's revenues are derived almost entirely from sources within the United States. Old Kent does not rely on any customer to provide 10% or more of revenues.

The following table summarizes information about reportable operating segments' profit and loss and segments' assets as of December 31, 2000, 1999 and 1998:


                                                                   YEAR ENDED DECEMBER 31, 2000
                                 -----------------------------------------------------------------------------------------------
                                                            INVESTMENT
                                  CORPORATE       RETAIL        &           MORTGAGE                  RECONCILING   CONSOLIDATED
                                   BANKING       BANKING     INSURANCE      BANKING      TREASURY        ITEMS*         TOTAL
                                 -----------------------------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
Net interest revenues            $  219,779    $   486,423    $ 24,960    $  33,483      $  19,561      $    --      $  784,206

Provision for loan losses            34,319         22,524       1,190         3,737        (25,146)      12,000          48,624
Non-interest
   revenues and fees                 16,238        125,501     132,307       180,584          2,163      (11,425)        445,368
Depreciation and amortization         1,237         20,058       2,723         8,706         35,787           --          68,511
Segment income taxes                 39,228         78,378      16,876         8,302          5,852      (21,849)        126,787
Net segment profit
   (after taxes)                     75,407        145,289      30,329        13,824         57,075      (43,576)        278,348
Segment assets                    6,455,597      8,074,479     469,106     2,384,063      6,459,044           --      23,842,289
Segment loans                     6,521,813      7,798,542     389,569       846,626      1,049,142           --      16,605,692
Segment allowance for
   loan losses                      136,058        111,289       5,731         7,159        (34,392)          --         225,845
Net segment loans                 6,385,755      7,687,253     383,838       839,467      1,083,534           --      16,379,847
Segment deposits                  1,504,214     12,957,591     648,732       284,060      2,016,064           --      17,410,661


                                                             YEAR ENDED DECEMBER 31, 1999
                                 ------------------------------------------------------------------------------------------------
                                                             INVESTMENT
                                  CORPORATE        RETAIL        &          MORTGAGE                   RECONCILING   CONSOLIDATED
                                   BANKING        BANKING    INSURANCE      BANKING       TREASURY        ITEMS*         TOTAL
                                 ------------------------------------------------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS)
Net interest revenues            $  247,380    $   465,141    $ 28,076    $   47,294    $   (14,773)    $     --     $   773,118
Provision for loan losses            15,279         14,882       1,240         4,093           (106)          --          35,388
Non-interest
   revenues and fees                 27,401        113,554     114,214       188,429         13,132           --         456,730
Depreciation and amortization        11,653         37,670       5,213        11,590          3,125           --          69,251
Segment income taxes                 60,612         67,383      17,780        21,772         (9,684)      (8,400)        149,463
Net segment profit
   (after taxes)                    109,861        121,942      32,340        23,156          9,419      (17,600)        279,118
Segment assets                    5,656,766      6,281,712     461,449     2,031,864      6,168,496           --      20,600,287
Segment loans                     5,666,325      5,718,979     398,928       649,718      1,467,713           --      13,901,663
Segment allowance for
   loan losses                      112,062         78,878       5,324         6,578          3,437           --         206,279
Net segment loans                 5,554,263      5,640,101     393,604       643,140      1,464,276           --      13,695,384
Segment deposits                  1,376,483     12,374,158     644,030         2,100      1,375,474           --      15,772,245

                                                             YEAR ENDED DECEMBER 31, 1998
                                 ------------------------------------------------------------------------------------------
                                                             INVESTMENT
                                  CORPORATE        RETAIL        &          MORTGAGE              RECONCILING   CONSOLIDATED
                                   BANKING        BANKING    INSURANCE      BANKING     TREASURY     ITEMS*         TOTAL
                                 ------------------------------------------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS)
Net interest revenues            $  253,461    $   430,249    $ 23,538    $   27,298   $    5,657   $     --    $   740,203
Provision for loan losses            20,379         25,968       1,118         1,251          714      3,500         52,930
Non-interest
   revenues and fees                 19,756        107,584     100,021       147,621       38,638         --        413,620
Depreciation and amortization        13,359         34,423       4,900         8,000        4,125         --         64,807
Segment income taxes                 49,501         64,209      12,665        15,193        3,399     (8,815)       136,152
Net segment profit
   (after taxes)                     94,009        118,710      22,883        16,700       28,514    (19,678)       261,138
Segment assets                    5,126,120      4,523,042     357,842     3,404,540    7,737,144         --     21,148,688
Segment loans                     5,087,294      4,130,551     314,622       261,569    1,993,904         --     11,787,940
Segment allowance for
   loan losses                      100,806         90,491       6,175         2,127          956         --        200,555
Net segment loans                 4,986,488      4,040,060     308,447       259,442    1,992,948         --     11,587,385
Segment deposits                  1,448,401     12,783,784     485,242         7,463    1,793,353         --     16,518,243

* The reconciling items in the table reflect one-time charges related to Old Kent's mergers as detailed below:


        Merger                       Date                    Amount
        ------                       ----                    ------
Grand Premier, Financial, Inc.  April 1, 2000       $26.10 Million (after-tax); $5.3 million related to securities (pre-tax)
Merchants Bancorp, Inc.         February 11, 2000   $17.50 Million (after-tax); $6.125 million related to securities (pre-tax)
Pinnacle Banc Group, Inc.       September 3, 1999   $10.75 Million (after-tax)
CFSB Bancorp, Inc.              July 9, 1999        $6.85 Million (after-tax)
First Evergreen Corporation     October 1, 1998     $19.70 Million (after-tax)

NOTE 18. EARNINGS PER SHARE

The following table reconciles the numerators and denominators used in the calculations of basic and diluted earnings per common share for each of the last three years:

                                                              2000                1999                 1998
                                                         -------------        -------------        -------------
Basic:
     Net Income                                          $ 278,348,000        $ 279,118,000        $ 261,138,000
     Less: Dividends on preferred stock                       (740,000)            (740,000)            (740,000)
                                                         -------------        -------------        -------------
     Income available to common shareholders             $ 277,608,000        $ 278,378,000        $ 260,398,000
                                                         =============        =============        =============

     Average common shares outstanding                     137,621,000          139,003,000          143,962,000

     Basic earnings per common share                             $2.02                $2.00                $1.81
                                                         =============        =============        =============

Diluted:
     Net income                                          $ 278,348,000        $ 279,118,000        $ 261,138,000
     Less: Dividends on preferred stock                       (740,000)            (740,000)            (740,000)
     Add: Dividends on convertible preferred stock             580,000              580,000              580,000
                                                         -------------        -------------        -------------
     Income available to common shareholders             $ 278,188,000        $ 278,958,000        $ 260,978,000
                                                         =============        =============        =============

     Average common shares outstanding                     137,621,000          139,003,000          143,962,000
       Dilutive effect of:
       Employee stock plans                                  1,145,000            1,175,000            1,510,000
       Convertible preferred stock                             416,000              416,000              416,000
                                                         -------------        -------------        -------------

     Total average shares and assumed
       conversions                                         139,182,000          140,594,000          145,888,000
                                                         =============        =============        =============
     Diluted earnings per common share                           $2.00                $1.98                $1.79
                                                         =============        =============        =============

NOTE 19. COMMITMENTS AND CONTINGENCIES

Certain facilities and equipment are leased under noncancelable operating lease agreements which expire at various dates through the year 2021. The aggregate minimum rental commitments are as follows:

                                   YEAR ENDED DECEMBER 31
                            -----------------------------------
                            PREMISES      EQUIPMENT       TOTAL
                            --------      ---------       -----
                                  (DOLLARS IN THOUSANDS)

2001                         $19,585       $ 5,626       $25,211
2002                          16,465         4,784        21,249
2003                          12,406         2,899        15,305
2004                           8,445           914         9,359
2005                           5,764           118         5,882
Thereafter                    13,363            --        13,363
                             -------       -------       -------
Total minimum payments       $76,028       $14,341       $90,369
                             =======       =======       =======

Rental expense charged to operations in 2000, 1999 and 1998, amounted to approximately $21,697,000, $20,465,000 and $16,477,000, respectively, including amounts paid under short-term cancelable leases. Certain leases contain provisions for renewal and purchase options, and require payment of property taxes, insurance and related expenses.

Included as a reduction of Old Kent's occupancy expense is building rental income of approximately $3,387,000, $4,733,000 and $4,519,000, for 2000, 1999
and 1998, respectively.

At December 31, 2000, Old Kent and its subsidiaries were parties, both as plaintiff and as defendant, to a number of lawsuits which arose in the ordinary course of business. In the opinion of management, after consultation with the Corporation's counsel, the ultimate resolution of these matters will not have a material effect on the Corporation's consolidated financial position or results of operations.

NOTE 20. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Old Kent utilizes various derivative financial instruments in the normal course of business both as part of its risk management strategy and as a means to meet customer needs. The activities which currently employ financial derivatives are interest rate risk management, corporate banking, mortgage banking, and foreign exchange operations. Old Kent also enters into commitments to extend credit and letters of credit in connection with its lending activities.

Interest Rate Risk Management

The Corporation's asset/liability management focuses on limiting the volatility of both earnings and the value of capital that can result from changes in market interest rates. Interest rate risk exists to the extent that interest-earning assets and interest-bearing liabilities have different maturity or re-pricing characteristics. The Corporation uses investment securities and wholesale funding instruments to manage its exposure to interest rate risk. Interest rate swap and cap contracts are also used as a means to manage interest rate risk.

Interest rate swap contracts involve the exchange of interest payments at specified intervals between two parties without the exchange of any underlying principal. Notional amounts are used in such contracts to calculate interest payments due to each counterparty and do not represent credit exposure. Old Kent's credit risk is swap and cap contract relates to the failure of conterparty to pay according to the contractual terms of the agreement. The Corporation manages the credit risk of its interest rate swap and cap agreements through credit approvals, risk control limits, ongoing monitoring procedures, and in some cases bilateral collaterization requirements. Credit exposure is represented by the fair value of interest rate swaps and caps with a positive fair value, adjusted for accrued interest.

Old Kent had no interest rate swaps or caps outstanding at December 31, 2000 that were used for the management of interest rate risk.

                                                       DECEMBER 31
                                      -------------------------------------------------
                                              2000                        1999
                                      ---------------------    ------------------------
                                      NOTIONAL      CREDIT       NOTIONAL        CREDIT
                                       AMOUNT      EXPOSURE       AMOUNT        EXPOSURE
                                       ------      --------       ------        --------
                                                   (DOLLARS IN THOUSANDS)
Receive fixed/pay floating swaps       $  --       $   --       $1,029,917       $2,556
Receive floating/pay fixed swaps          --           --          410,000        4,258
Interest rate caps                        --           --           20,000           24
                                       -----       ------       ----------       ------
                                       $  --       $   --       $1,459,917       $6,838
                                       =====       ======       ==========       ======

Corporate Banking

Old Kent has entered into interest rate cap, floor, and swap agreements with corporate clients to assist them in managing their business risks. The Corporation mitigated its exposure to interest rate risk in these contracts by entering into offsetting positions with authorized counterparties. The credit risk from such agreements represents the possibility of a counterparty not paying according to the terms of the contract. This credit risk is controlled through credit approvals, risk control limits, ongoing monitoring procedures, and bilateral collateralization requirements. Credit exposure is represented by the fair value of interest rate contracts with a positive fair value, adjusted for accrued interest where applicable.

                                                   DECEMBER 31
                                  ---------------------------------------------
                                           2000                   1999
                                  ---------------------   ----------------------
                                   NOTIONAL     CREDIT     NOTIONAL      CREDIT
                                    AMOUNT     EXPOSURE     AMOUNT      EXPOSURE
                                    ------     --------     ------      --------
                                              (DOLLARS IN THOUSANDS)

Interest rate caps sold            $48,798       $ --       $26,000       $ --
Interest rate caps purchased        48,798        123        26,000        227
Interest rate floors sold           16,000         --        26,000         --
Interest rate floors purchased      16,000        196        26,000         57
Receive fixed/pay floating swap         --         --         6,500         --
Receive floating/pay fixed swap         --         --         6,500        597

Mortgage Banking

The Corporation uses forward sales, futures, and option contracts to protect the value of residential mortgage loans that are being underwritten or warehoused for future sale to investors in the secondary market. Adverse market interest rate changes, between the time that a customer receives a rate-lock commitment and when the fully-funded mortgage loan is sold to an investor, can erode the value of that mortgage. Therefore, Old Kent enters into forward sales and futures contracts and purchases exchange-traded option contracts to mitigate the interest rate risk associated with the origination and sale of mortgage loans. Old Kent accepts credit risk in forward sales contracts to the extent of nonperformance by a counterparty, in which case Old Kent would be compelled to sell the mortgages to another party at the current market price. The credit exposure of forward sales, futures, and option contracts represents the aggregate value of contracts with a positive fair value.

                                              DECEMBER 31
                           -------------------------------------------------
                                      2000                    1999
                           -----------------------  ------------------------
                           CONTRACTUAL     CREDIT   CONTRACTUAL      CREDIT
                              AMOUNT      EXPOSURE     AMOUNT        EXPOSURE
                              ------      --------     ------        --------
                                        (DOLLARS IN THOUSANDS)

Mortgage forward sales       $790,000       $36       $618,000       $5,290
Futures and options           834,000        --        389,000          460

Old Kent periodically uses treasury futures and options to hedge the value of its mortgage servicing rights that could result from falling mortgage rates and increased mortgage prepayments. The credit risk inherent in these transactions relates to the possibility of a counterparty not paying according to the terms of the contract, however this risk is minimal in these hedge instruments since exchange traded futures and options contracts are used. The credit exposure is represented by the aggregate value of puts and calls with a positive fair value. The December 31, 2000 contracts are summarized below. There were no contracts of this type outstanding as of December 31, 1999.


                                                           DECEMBER 31, 2000
                                         -------------------------------------------------------
                                                           NUMBER
                                         EXPIRATION          OF         NOTIONAL        CREDIT
                                            DATE          CONTRACTS      AMOUNT        EXPOSURE
                                            ----          ---------      ------        --------
                                                           (DOLLARS IN THOUSANDS)
Ten-year Treasury note futures            March 2001        6,465        $646,500       $   --
Ten-year Treasury note put options        March 2001       (4,300)        430,000           --
Ten-year Treasury note call options       March 2001        4,505         450,500        3,057


Foreign Exchange Contracts

Old Kent enters into foreign exchange forward contracts to purchase or sell foreign currencies at a future date at a predetermined exchange rate. These contracts are used to assist customers with international transactions denominated in foreign currencies. The Corporation manages its exposure to foreign currency fluctuations by entering into offsetting contracts with authorized counterparties, usually foreign banks. The credit risk inherent in these transactions relates to the possibility of failure by a counterparty to fulfill its purchase or delivery responsibility, whereby Old Kent would execute the transaction with another counterparty at the prevailing currency exchange rate. The credit exposure of Old Kent's foreign exchange contracts represents the aggregate value of contracts with a positive fair value. The extension of foreign exchange credit facilities to counterparties follows the same approval process as other credit facilities. The majority of Old Kent's foreign exchange contracts relate to major currencies such as Canadian Dollars, British Pounds Sterling, German Deutschemarks, Japanese Yen, Italian Lira, and French Francs.

                                                         DECEMBER 31
                                      ---------------------------------------------------
                                                 2000                      1999
                                      ------------------------- -------------------------
                                      CONTRACTUAL      CREDIT     CONTRACTUAL    CREDIT
                                         AMOUNT       EXPOSURE      AMOUNT      EXPOSURE
                                         ------       --------      ------      --------
                                                     (DOLLARS IN THOUSANDS)
Foreign exchange forward contracts       $40,134       $1,119       $32,211       $798


Commitments

Commitments to extend credit are agreements to lend cash to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. The majority of Old Kent's loan commitments have maturities that are less than one year and reflect the prevailing market rates at the time of the funding. Since many of the commitments are expected to expire without being drawn upon, the total funding amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by Old Kent, upon extension of credit is based upon management's credit evaluation of the counterparty. Standby and commercial letters of credit are Old Kent's conditional commitments to guarantee the performance of a customer to another party. The Corporation's exposure to credit loss in the event of nonperformance by our customer is represented by the contractual amount of those instruments. Old Kent uses the same credit underwriting policies in making commitments and issuing letters of credit as it does for its other lending activities.

                                              CONTRACTUAL AMOUNT AT
                                                  DECEMBER 31
                                               -------------------
                                                2000         1999
                                               ------       ------
                                              (DOLLARS IN MILLIONS)

Commitments to extend credit                   $6,094       $5,762
Standby and commercial letters of credit          580          539

NOTE 21. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), the following methods and assumptions were used to estimate the fair value of each significant class of financial instrument, as defined by SFAS No. 107, for which it is practicable to estimate that value.

The estimated fair values of financial instruments, as shown below, are not intended to reflect the estimated liquidation or market value of the Corporation taken as a whole. The disclosed fair value estimates are limited to Old Kent's significant financial instruments. These include financial instruments recognized as assets and liabilities on and off the consolidated balance sheet. The estimated fair values shown below do not include any value for assets and liabilities which are not financial instruments as defined by SFAS No. 107, such as the value of real property, the value of "core deposit intangibles," the value of mortgage servicing rights, nor the value of anticipated future business.

The estimated fair value amounts were determined using available market information, current pricing information applicable to Old Kent and various valuation methodologies. Where market quotations were not available for financial instruments, considerable management judgment was involved in the determination of estimated fair values. Therefore, the estimated fair value of financial instruments shown below may not be representative of the amounts at which they could be exchanged in a current or future transaction. Due to the inherent uncertainties of expected cash flows of financial instruments, the use of alternate valuation assumptions and methods could have a significant effect on the derived estimated fair value amounts.

Cash and cash equivalents, interest receivable and interest payable

For these short-term instruments, the carrying amount was deemed to be a reasonable estimate of fair value.

Interest-earning deposits

The estimated fair value of these holdings was calculated by discounting the expected future cash flows using rates applicable to similar instruments with the same remaining maturity.

Securities available-for-sale and securities held-to-maturity

The estimated fair values were based upon quoted market or dealer prices.

Net loans and mortgages held-for-sale

Generally, the fair value of loans was estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. For certain variable rate loans that re-price frequently the estimated fair value is equal to the carrying value. For mortgages held-for-sale the estimated fair value is equal to the carrying value adjusted for any price appreciation or depreciation due to changes in secondary market prices and other inherent values.

Deposit liabilities

The fair value of fixed-maturity time deposits was estimated using the rates currently offered for deposits of similar remaining maturities. The fair value of demand and savings deposits is the amount payable on demand at the reporting date.

Other borrowed funds

The carrying amount was deemed to be a reasonable estimate of fair value for all instruments that had either short-term maturities or variable re-pricing structures. The fair value of medium-term fixed rate borrowed funds was estimated by discounting the expected future cash flows using current interest rates at which similar borrowings could be made at comparable maturities.

Subordinated debt

The fair value of subordinated debt was based on quoted market prices.

Capital securities

The carrying amount of these debentures was deemed to be a reasonable estimate of their fair value due to their adjustable rate structure.

Off-balance sheet financial instruments

The carrying value of Old Kent's interest rate contracts represents accrued interest as reflected in the consolidated balance sheets. The estimated fair value of interest rate contracts was based upon dealer or third-party quotations for the amount which might be realized from a transfer, sale or termination of such agreements. The fair value of Old Kent's commitments to extend credit, its outstanding letters of credit and foreign exchange contracts are insignificant.

The following summarizes the carrying value and estimated fair value of financial instruments:


                                                                                 DECEMBER 31
                                                   ------------------------------------------------------------------------
                                                              2000                                       1999
                                                   -------------------------------           ------------------------------
                                                   CARRYING            ESTIMATED             CARRYING             ESTIMATED
                                                     VALUE             FAIR VALUE              VALUE             FAIR VALUE
                                                    --------           ----------            --------            ----------
                                                                         (DOLLARS IN THOUSANDS)
FINANCIAL ASSETS:
     Cash and cash equivalents ............        $   732,442        $    732,442         $    709,416         $    709,416
     Interest-earning deposits ............             23,878              23,878                2,167                2,167
     Securities available-for-sale ........          3,427,213           3,427,213            3,237,829            3,237,829
     Securities held-to-maturity ..........            525,573             530,285              609,264              590,369
     Mortgages held-for-sale ..............          1,101,732           1,126,438              901,130              924,980
     Net loans ............................         16,379,847          16,832,245           13,695,384           13,795,288
     Interest receivable ..................            162,877             162,877              140,547              140,547
FINANCIAL LIABILITIES:
     Deposits .............................         17,410,661          17,392,541           15,772,245           15,760,500
     Other borrowed funds .................          3,840,006           3,901,179            2,824,034            2,811,534
     Interest payable .....................             92,315              92,315               64,042               64,042
     Subordinated debt ....................            349,790             353,743              100,000               95,910
     Capital securities ...................            100,000             100,000              100,000              100,000
INTEREST RATE CONTRACTS RELATING TO:
     Assets: Commercial loans .............                 --                  --                3,803               (8,420)
             Mortgages held-for-sale ......                 --              (7,700)                  --                5,007
             Investments ..................                 --                  --                   --                   24
     Liabilities ..........................                 --                  --                 (208)               4,516

NOTE 22. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The condensed financial information of the parent company, Old Kent Financial Corporation, is summarized as follows:

CONDENSED BALANCE SHEET

                                                                 DECEMBER 31
                                                           ---------------------------
                                                              2000             1999
                                                           ----------       ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS:
     Cash and cash equivalents                             $    3,156       $    8,887
     Interest-earning deposits and other securities            99,637           95,143
     Premises and equipment                                    21,665           13,487
     Investment in and advances to subsidiaries             1,795,964        1,614,817
     Other assets                                             157,215           63,142
                                                           ----------       ----------
          Total Assets                                     $2,077,637       $1,795,476
                                                           ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
     Other borrowed funds                                  $       --       $   12,250
     Long-term debt                                           203,093          203,093
     Accrued expenses and other liabilities                   103,401           94,369
                                                           ----------       ----------
     Total Liabilities                                        306,494          309,712
     Shareholders' Equity                                   1,771,143        1,485,764
                                                           ----------       ----------
          Total Liabilities and Shareholders' Equity       $2,077,637       $1,795,476
                                                           ==========       ==========


CONDENSED STATEMENT OF INCOME


                                                                                YEAR ENDED DECEMBER 31
                                                                        -----------------------------------------
                                                                          2000           1999             1998
                                                                        --------        --------        ---------
                                                                                      (DOLLARS IN THOUSANDS)
INCOME:
     Dividends from subsidiaries                                        $236,000        $254,466        $ 356,445
     Service fees from subsidiaries                                       94,637          96,434           81,446
     Interest and other                                                    4,763          12,466           24,227
                                                                        --------        --------        ---------
          Total income                                                   335,400         363,366          462,118
                                                                        --------        --------        ---------

EXPENSES:
     Interest                                                             14,602          14,855           18,620
     Salaries and benefits                                                56,262          51,391           60,672
     Occupancy                                                             4,908           4,815            5,794
     Equipment                                                             9,028           7,768            7,838
     Other                                                                51,538          50,434           44,541
                                                                        --------        --------        ---------
          Total expenses                                                 136,338         129,263          137,465
                                                                        --------        --------        ---------

Income before income taxes and equity in undistributed net
     income of subsidiaries                                              199,062         234,103          324,653
Income tax benefit                                                        12,793           4,993           10,105
                                                                        --------        --------        ---------
Income before equity in undistributed net income of subsidiaries         211,855         239,096          334,758
Equity in undistributed net income of subsidiaries                        66,493          40,022          (73,620)
                                                                        --------        --------        ---------
          NET INCOME                                                    $278,348        $279,118        $ 261,138
                                                                        ========        ========        =========

CONDENSED STATEMENT OF CASH FLOWS


                                                                                     YEAR ENDED DECEMBER 31
                                                                           ---------------------------------------------
                                                                              2000             1999              1998
                                                                           ---------         ---------         ---------
                                                                                     (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                 $ 278,348         $ 279,118         $ 261,138
Adjustments to reconcile net income to net cash provided
       by operating activities:
     Equity in undistributed net income of subsidiaries                      (66,493)          (40,022)           73,620
     Depreciation, amortization and accretion                                 10,585             9,725            11,563
     Net gains on sales of assets                                                 79            (6,855)          (13,072)
     Net change in other assets                                              (88,778)           (1,381)           (3,485)
     Net change in other liabilities                                          20,256            (6,013)           (7,945)
                                                                           ---------         ---------         ---------
Net cash provided by operating activities                                    153,997           234,572           321,819
                                                                           ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Net change in interest-earning assets                                    (2,864)           54,093            30,534
     Net change in investment in and advances to subsidiaries                (10,300)           (9,878)           (5,818)
     Purchases of leasehold improvements, premises & equipment, net          (13,346)           (5,850)           (4,468)
                                                                           ---------         ---------         ---------
Net cash provided by (used for) investing activities                         (26,510)           38,365            20,248
                                                                           ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on other borrowed funds                                        (12,250)          (21,625)          (30,950)
     Proceeds from other borrowings                                               --             7,000            23,825
     Proceeds from common stock issuances                                     58,340            26,290            20,218
     Repurchases of common stock                                             (60,517)         (178,692)         (257,519)
     Dividends paid to shareholders                                         (118,791)         (108,769)         (106,328)
                                                                           ---------         ---------         ---------
Net cash used for financing activities                                      (133,218)         (275,796)         (350,754)
                                                                           ---------         ---------         ---------
Net decrease in cash and cash equivalents                                     (5,731)           (2,859)           (8,687)
Cash and cash equivalents at beginning of year                                 8,887            11,746            20,433
                                                                           ---------         ---------         ---------
Cash and cash equivalents at end of year                                   $   3,156         $   8,887         $  11,746
                                                                           =========         =========         =========

Federal and state banking laws and regulations place certain restrictions on the amount of dividends and loans a bank may make to its parent company. As of January 2001, the subsidiary banks may distribute to the parent company, in addition to their 2001 net income, approximately $101.8 million in dividends without written approval from bank regulatory agencies. The remaining net assets of subsidiary banks, approximating $1.6 billion at December 31, 2000, are unavailable for transfer to the parent company without prior regulatory consent.

NOTE 23. RISK BASED CAPITAL

The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by federal and other banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on the Corporation's financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation and its subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation to maintain minimum amounts and ratios of core (Tier 1) capital, total capital and leverage ratios. Management believes, as of December 31, 2000, that the Corporation and its subsidiary banks meet all capital adequacy requirements to which it is subject.

In the most recent examinations by Federal and State regulatory agencies, the Corporation and its subsidiary banks were categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Corporation and its subsidiary banks must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Corporation's or its subsidiary banks' categories.

The following summarizes the Corporation's, and its subsidiary banks' regulatory capital ratios at December 31, 2000 and 1999:

                                                                                                   TO BE "WELL
                                                                                               CAPITALIZED" UNDER
                                                                         FOR CAPITAL             PROMPT CORRECTIVE
                                                     ACTUAL           ADEQUACY PURPOSES          ACTION PROVISIONS
                                              ------------------- ------------------------ ---------------------------
                                                 AMOUNT    RATIO       AMOUNT       RATIO        AMOUNT       RATIO
                                              ------------------- ------------- ---------- --------------  ------------
                                                                      (DOLLARS IN MILLIONS)
AS OF DECEMBER 31, 2000:
Total Capital (to Risk Weighted Assets)
     Consolidated                                $2,250    11.45%       $1,572       8.00%        $1,965      10.00%
     Old Kent Bank                                2,041    10.60         1,541       8.00          1,926      10.00
     Old Kent Bank, N.A.                             16    11.82            11       8.00             13      10.00
Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                                 1,705     8.68           786       4.00          1,179       6.00
     Old Kent Bank                                1,587     8.24           771       4.00          1,156       6.00
     Old Kent Bank, N.A.                             14    10.57             5       4.00              8       6.00
Leverage Ratio (to Average Assets)
     Consolidated                                 1,705     7.36           695       3.00          1,158       5.00
     Old Kent Bank                                1,587     7.06           675       3.00          1,124       5.00
     Old Kent Bank, N.A.                             14    10.24             4       3.00              7       5.00

AS OF DECEMBER 31, 1999:
Total Capital (to Risk Weighted Assets)
     Consolidated                                $1,814    11.33%       $1,281       8.00%        $1,601      10.00%
     Old Kent Bank                                1,700    10.80         1,259       8.00          1,574      10.00
     Old Kent Bank, N.A.                             11    10.02             9       8.00             11      10.00
Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                                 1,517     9.48           640       4.00            960       6.00
     Old Kent Bank                                1,507     9.57           630       4.00            945       6.00
     Old Kent Bank, N.A.                             10     8.95             4       4.00              7       6.00
Leverage Ratio (to Average Assets)
     Consolidated                                 1,517     7.47           609       3.00          1,015       5.00
     Old Kent Bank                                1,507     7.51           602       3.00          1,003       5.00
     Old Kent Bank, N.A.                             10     7.69             4       3.00              7       5.00